SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Goldman Sachs BDC, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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September, 2016

GOLDMAN SACHS BDC, INC.

ANNUAL STOCKHOLDER MEETING

TO BE HELD ON SEPTEMBER 29, 2016

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

The Annual Stockholder Meeting of the Goldman Sachs BDC, Inc. will be held on September 29, 2016. At this meeting, stockholders will be asked to vote on two separate proposals. For more information on the proposals and board recommendations, please refer to the proxy statement previously mailed to you.

The Board of Trustees of the Company unanimously recommends that you vote in favor of the Proposals and believes the Proposals are in the best interest of the Fund and its stockholders.

Please cast your vote today by using one of the methods outlined below. You will need the control number indicated on the enclosed proxy card/voting instruction form to cast your vote.

1.	Speak with a LIVE REPRESENTATIVE by calling toll-free to 1-855-601-2253. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

2.	Vote by phone on a touchtone line by calling the toll free number listed on your proxy card. Please have your proxy card/voting instruction form available at the time of your call.

3.	Vote online by going to www.proxyvote.com and entering the control number located on your proxy card/voting instruction form.

We appreciate your participation. If you have questions, please call Goldman Sachs Funds at 1-800-621-2550 or contact your financial advisor.

Sincerely,

Goldman Sachs BDC, Inc.

200 West Street

New York, NY 10282

GSBDC09-2016